                                 EXHIBIT (14)
                                 ------------

                               POWERS OF ATTORNEY

                               POWER OF ATTORNEY
                                WITH RESPECT TO
                         PFL ENDEAVOR VARIABLE ANNUITY


Know all men by these presents that LARRY N. NORMAN, whose signature appears below, constitutes and appoints Brenda K. Clancy and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the PFL Endeavor Variable Annuity, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.


                                         /s/  Larry N. Norman
                                         -------------------------------
                                         Larry N. Norman
                                         Executive Vice President
                                         PFL Life Insurance Company


August 26, 1998
------------------------------
Date